UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 5, 2014

INTERCONTINENTAL EXCHANGE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On September 5, 2014, Intercontinental Exchange, Inc. (“ICE”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among ICE, Sandstone Merger Sub, Inc., a wholly-owned subsidiary of ICE (“Merger Sub”), Super Derivatives, Inc. (“Super Derivatives”) and Shareholder Representative Services LLC, as Stockholders’ Agent.

Pursuant to the Merger Agreement, at the closing of the transaction, Merger Sub will be merged with and into Super Derivatives (the “Merger”), with Super Derivatives continuing as the surviving corporation and a wholly-owned subsidiary of ICE after the Merger. At the effective time of the Merger, each outstanding share of Super Derivatives common and preferred stock, and each outstanding option to purchase common stock of Super Derivatives, will be cancelled and converted into the right to receive an amount in cash, without interest, in accordance with the terms of the Merger Agreement. The aggregate purchase price for the transaction is $350 million, subject to adjustments for Super Derivatives’ debt and cash position as of the effective time of the Merger, as well as its net working capital and transaction-related fees and expenses.

Consummation of the Merger is subject to certain customary conditions, including the absence of certain legal impediments to consummation of the Merger and the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Merger Agreement was adopted and approved by Super Derivatives’ shareholders on September 5, 2014. The acquisition does not require ICE shareholder approval.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached as Exhibit 2.1, which is incorporated herein by reference.

Item 7.01.   Regulation FD Disclosure.

On September 5, 2014, ICE issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

2.01
Agreement and Plan of Merger by and among Intercontinental Exchange, Inc., Sandstone Merger Sub, Inc., Super Derivatives, Inc. and Shareholder Representatives Services LLC, as Stockholders’ Agent, dated September 5, 2014

99.1	Press Release dated September 5, 2014

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Forward-Looking Statements – Certain statements in this Current Report on Form 8-K may contain forward-looking information regarding Intercontinental Exchange’s business that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those set forth in the forward-looking statement. For a discussion of such risks and uncertainties, see the Company’s Securities and Exchange Commission filings, including, but not limited to, the risk factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on February 14, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: September 11, 2014	/s/ Scott A. Hill
Scott A. Hill
Chief Financial Officer

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